Exhibit 99.1

Capricor and Nile Therapeutics Announce Merger Agreement

Capricor Therapeutics, Inc. will emerge from transaction as new public company with a diversified cardiovascular therapeutic pipeline

LOS ANGELES and SAN MATEO, Calif., July 8, 2013 /PRNewswire/ — Capricor, Inc., a privately held biotechnology company developing cardiac stem cell (CDC) therapeutics to repair damaged heart muscle, and Nile Therapeutics, Inc. (NLTX) announced today that they have entered into a Merger Agreement under which Capricor will become a wholly-owned subsidiary of Nile Therapeutics, Inc. in an all-stock transaction. Upon closing, the combined company will be named Capricor Therapeutics, Inc., and will operate under the leadership of the Capricor management team with Linda Marban, Ph.D. serving as Chief Executive Officer. In addition, the company's Board of Directors will have representatives from both the existing Capricor and Nile boards.

The merger will create a publicly traded company focused on the development of novel treatments to prevent and treat heart disease, as well as having a core expertise in regenerative medicine. Capricor is currently recruiting patients to its ALLSTAR Trial, a Phase I/II clinical trial involving 274 patients who have suffered large heart attacks. The Phase I portion of the trial has been funded in part by a grant from the National Institutes of Health (NIH).  Phase II of Capricor's ALLSTAR clinical trial is funded in part through the support of the California Institute for Regenerative Medicine (CIRM). Both awards are non-dilutive to the Capricor shareholders, but the CIRM award is subject to repayment.

"Capricor's and Nile's product portfolios complement each other well, as our therapies will address both the underlying causes and debilitating effects of heart disease," said Linda Marban, Ph.D., Chief Executive Officer of Capricor, Inc. "Capricor's CDCs are allogeneic cardiac derived stem cells that aim to attenuate and potentially improve damage to the heart that can result in heart failure, while Nile's cenderitide is intended to treat patients following hospital discharge from an acute episode of heart failure." Dr. Marban further stated, "Heart failure is a medical and economic crisis in that it is a leading cause of death, hospitalization and cost to the healthcare system in developed nations."

Darlene Horton, M.D., Chief Executive Officer of Nile Therapeutics, Inc. added, "We are excited to merge with Capricor, combining two clinical stage companies focused on treating patients with advanced cardiovascular disease. Each company germinated from strong science, from which has evolved CDCs and cenderitide. The combined company should have better access to capital, more potential for steady pipeline development and more risk diversification."

The merger will take the form of a stock-for-stock reverse merger intended to qualify as a tax-free reorganization. Under the terms of the agreement, which has been approved by the Boards of Directors of both Capricor and Nile, upon completion of the merger, Nile will issue to Capricor stockholders shares of Nile common stock such that Capricor stockholders will own approximately 90% of the combined company's outstanding shares, and Nile stockholders will own approximately 10%, calculated in each case on a fully-diluted basis assuming the issuance of shares underlying options and warrants. Options of Capricor will be assumed by Nile and become options to acquire stock of Nile.

The closing is subject to the satisfaction of certain conditions, including Nile and Capricor stockholder approval.

About Capricor, Inc.

Los Angeles-based Capricor is a privately held biotechnology company that aims to create powerful, yet easy-to-administer cardiac stem cell treatments to regenerate damaged heart muscle and improve heart function for patients having suffered a heart attack. Using proprietary technology, Capricor is working to develop and commercialize therapies that utilize stem cells that are indigenous to the heart itself. Where most other organizations derive stem cells from a range of pre-cursor and non-cardiac tissues and then attempt to differentiate those cells to become and support heart tissue, Capricor's work begins and ends with the heart.

About CAP-1002

CAP-1002, Capricor's lead product candidate, is a proprietary allogeneic adult stem cell therapy for the treatment of heart damage. The product is derived from donor heart tissue. The cells are expanded in the laboratory using a specialized process and then introduced directly into a patient's heart via infusion into a coronary artery using standard cardiac catheterization techniques.

CAP-1002 is currently not an approved product and is strictly for investigational purposes.

About Nile Therapeutics, Inc.

Nile Therapeutics, Inc. is a clinical-stage biopharmaceutical company that develops innovative products for the treatment of cardiovascular disease and other areas of unmet medical needs. Nile is currently focusing its efforts on developing its lead compound, cenderitide, a novel rationally-designed chimeric peptide in clinical studies for the treatment of heart failure.

About Cenderitide

Cenderitide, a novel peptide, is a first-in-class dual guanylyl cyclase receptor activator. Chronic dual receptor activation using a continuous subcutaneous infusion of cenderitide is being studied to test whether its combination of tissue protective, renal protective and cardiac unloading effects will help stabilize the patient's heart and kidney function, preventing the worsening of heart failure symptoms and re-admissions to the hospital. Cenderitide is under clinical development to treat heart failure patients during the post-acute heart failure (P-AHF) period, which is the 90-day period immediately after discharge from a hospitalization for acute decompensated heart failure. The P-AHF period is often associated with a worsening of heart failure symptoms or renal function and rates of re-admission and mortality can be as high as 40%.

Cenderitide is currently not an approved product and is strictly for investigational purposes.

Important Additional Information Will Be Filed with the SEC

Cautionary Note Regarding Forward-Looking Statements: Statements in this press release regarding the proposed transaction between Nile and Capricor; the expected timetable for completing the transaction; the combined company's cash; the potential value created by the proposed merger for Nile's and Capricor's stockholders; the potential of the combined companies' technology platform, pipeline products in development, business development and commercialization opportunities and financial foundation; the combined company's management and board of directors; the efficacy, safety, and intended utilization of Capricor's and Nile's product candidates; the conduct, size, timing and results of discovery efforts and clinical trials; plans regarding regulatory filings, future research and clinical trials; plans regarding current and future collaborative activities and the ownership of commercial rights; future royalty streams, and any other statements about Nile's or Capricor's management teams' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "could," "anticipates," "expects," "estimates," "plans," "should," "target," "will," "would" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the risk that Nile and Capricor may not be able to complete the proposed transaction; the risk that Nile's or Capricor's product candidates do not demonstrate safety and/or efficacy in clinical trials; the risks associated with reliance on collaborative partners; risks involved with development and commercialization of product candidates; risks relating to the combined company's ability to obtain the substantial additional funding required to conduct its development and commercialization activities; the potential inability of the combined company to obtain, maintain and enforce patent and other intellectual property protection for its products, discoveries and drug candidates; and other risks and uncertainties more fully described in Nile's Annual Report on Form 10-K for the year ended December 31, 2012 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, each as filed with the SEC, as well as the other filings that Nile makes with the SEC. Investors and stockholders are also urged to read the risk factors set forth in the joint proxy statement/prospectus carefully when they are available.

In addition, the statements in this press release reflect our expectations and beliefs as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this release.